Exhibit 99.1

Avalara Signs Definitive Agreement to Acquire INPOSIA

SEATTLE – December 29, 2020 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced it has entered into a definitive agreement to acquire INPOSIA Solutions GmbH, a German software company focused on e-invoicing, digital tax reporting, and business and data integration to address real-time compliance requirements for companies worldwide. Financial terms of the deal were not disclosed. The transaction is subject to satisfaction of closing conditions and is expected to close in the first half of 2021.

Tax authorities around the world are moving to adopt real-time compliance requirements as a means of collecting tax revenues faster, with more transparency and less fraud. E-invoicing and associated live reporting requirements facilitate the exchange of purchasing and tax information between business and governments in or near real-time. These requirements represent a meaningful global shift to adopt modern information management and data exchange technologies to increase efficiency, enforcement, and compliance with tax laws. Real-time compliance requirements are spreading across Latin America, Europe and Asia, where INPOSIA helps its customers send and receive legally compliant invoices in more than 60 countries.

As governments insert themselves into the invoicing process, either in real-time or with electronic transaction records, businesses must use technology to comply in a cost-efficient and scalable way. INPOSIA offers its customers robust technology to integrate business processes and data directly with other B2B partners, directly with governments, and across the multiple digital business systems used by operations and finance teams.

“E-invoicing is becoming a mandatory global requirement for transactional tax compliance. INPOSIA is an essential platform to connect sellers and suppliers, and businesses and governments. The trusted facilitation of data between these parties and across any business system is essential to success as governments move from the end of the transactional tax chain to the middle,” said Jayme Fishman, EVP of Corporate Development at Avalara. “We look forward to working with the INPOSIA team as the complexities of real-time compliance spread worldwide.”

“Real-time data management is more important than ever as businesses demand more visibility and accessibility to their invoicing records. The demands of digital transformation have accelerated this need – for businesses with each other, and from global governments,” said Muzaffer Havcarci, CEO of INPOSIA. “We look forward to working with Avalara and its customers to meet the demands of today’s digital invoicing requirements, as they spread across Europe and around the world.”

Acquiring leaders in tax compliance has been core to Avalara’s mission and growth strategy since its founding. This year, Avalara expanded its enterprise and content offerings through the acquisition of TTR, expanded its platform to include a complementary compliance solution for licensing and registration requirements with the acquisition of assets from Business Licenses, and acquired Impendulo to gain a footprint in the global insurance market. With INPOSIA, Avalara will have the opportunity to further its mission of being the leading global compliance automation provider.

Forward Looking Statements

This press release contains forward-looking statements including, among others, statements about the expected growth opportunities and synergies arising from the acquisition and expected timing of closing the acquisition. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “could,” “expect,” “will,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to successfully integrate INPOSIA into our business; the satisfaction of conditions precedent to the closing of our acquisition of INPOSIA; our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at avalara.com.

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551

Source: Avalara, Inc.